                                                                        REDACTED

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT


     The Lincoln National Life Insurance Company, Templeton Variable Products Series Fund and Franklin Templeton Distributors, Inc. hereby amend their Fund Participation Agreement dated as of May 22, 1998, and as amended on May 1, 1999, and October 15, 1999 (the "Agreement") by:

     1. Adding Franklin Templeton Variable Insurance Products Trust, an open-end management investment company organized as a business trust under Massachsetts law, as a party to the Agreement between and among Templeton Variable Products Series Fund (the "Trust"), an open-end management investment company organized as a business trust under Massachusetts law, Franklin Templeton Distributors, Inc., a California corporation, the Trust's principal underwriter (the "Underwriter") and Lincoln National Life Insurance Company, a life insurance company organized as a corporation under Indiana law (the "Company"). Both Templeton Variable Products Series Fund and Franklin Templeton Variable Insurance Products Trust shall hereinafter be referred to as the "Trust."

     2. Adding Section, "Agreement"

                                    AGREEMENT

          1.0 Form of Agreement. This Agreement shall also create a separate agreement for each Trust and the Underwriter as though each Trust and the Underwriter had executed an identical Fund Participation Agreement with the Company. No rights, responsibilities or liabilities arising under the Agreement as it pertains to one Trust shall be enforceable by or against any party to the Agreement as it pertains to another Trust.

     3. Adding Franklin Templeton Variable Insurance Products Trust to Article VII, "Notices"

               If to the Company:
                    Franklin Templeton Variable Insurance Products Trust
                    777 Mariners Island Blvd.
                    San Mateo, CA 94404
                         Attention: Karen Skidmore, Assistant Vice President, Assistant Secretary

     4. Replacing Schedule A-C of the Agreement with Amended Schedule A-C, (REDACTED);

     5. Replacing Schedule D of the Agreement with Amended Schedule D,
        (REDACTED);

     6. Replacing Schedule E of the Agreement with Amended Schedule E,
        (REDACTED).



     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to Fund Participation Agreement, to be effective as of December 1, 1999.

                                                                        REDACTED

Lincoln National Life Insurance Company       Templeton Variable Products Series Fund
---------------------------------------       ---------------------------------------
By its authorized officer                     By its authorized officer

By:                                           By:
   ------------------------------------          -------------------------------------------
Name:                                         Name:  Karen L. Skidmore
Title:                                        Title: Assistant Vice President and
                                                     Assistant Secretary

                                              Franklin Templeton Variable Insurance Products Fund
                                              ---------------------------------------------------
                                              By its authorized officer

                                              By:
                                                 -------------------------------------------
                                              Name:  Karen L. Skidmore
                                              Title: Assistant Vice President and
                                                     Assistant Secretary

                                              Franklin Templeton Distributors, Inc.
                                              -------------------------------------
                                              By its authorized officer

                                              By:
                                                 -------------------------------------------
                                              Name:  Deborah Gatzek
                                              Title: Senior Vice President